                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549




                             FORM 8-K/A

                          CURRENT REPORT*

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                            of 1934


Date of Report (Date of earliest event reported): July 2, 1996



                      GREAT FALLS BANCORP
      (Exact name of registrant as specified in its charter)


   NEW JERSEY               0-14294                  22-2545165
   (State or other        (Commission               (IRS Employer
  jurisdiction of           File No.)                Identification No.)
  incorporation)

              55 UNION BOULEVARD, TOTOWA, NEW JERSEY       07512
              (Address of principal executive offices)   (Zip Code)


Registrant's telephone number, including area code: 201-942-1111



  (Former name or former address, if changed since last report)

* This is an amended report. The original Report with respect to this event was filed on or about June 25, 1996.

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  Item 4.   Changes in Registrant's Certifying Accountants


(1) Effective June 18, 1996, the registrant has elected not to reappoint Arthur Andersen LLP as its independent accountants and to appoint Grant Thornton LLP as its independent accountants. Arthur Andersen LLP's reports on the financial statements for the two fiscal years ended December 31, 1995 and 1994 were unqualified and did not contain an adverse opinion, any disclaimers, qualification or modification as to uncertainty, audit scope or accounting principles. The decision to change firms was recommended by the Audit Committee of the Board of Directors.

     In connection with the audits of the financial statements of the registrant for the fiscal years ended December 31, 1995 and 1994 and during the period commencing January 1, 1996 through June 17, 1996, there were no disagreements or any reportable events as described in the applicable sections of the item 304(a) of the Regulation SK.


Item 7.   Financial Statements and Exhibits

          ( c) Exhibits 16.1
               Letter from Arthur Andersen LLP







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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              GREAT FALLS BANCORP
                                   (Registrant)






                              /s/ George E. Irwin
                                   (Signature)

                              George E. Irwin
                              President & Chief Operating Officer


                              /s/ Naqi A. Naqvi
                                   (Signature)

                              Naqi A. Naqvi
                              Treasurer



Date:     July 2, 1996


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                          Exhibit 16.1

                             Arthur
                            Andersen

                                            Arthur Andersen LLP
                                            101 Eisenhower Pkwy
                                            Roseland, NJ 07068
                                            (201) 403-6100






June 24, 1996

Mr. George E. Irwin
President
Great Falls Bancorp
55 Union Boulevard
Totowa, NJ 07512



Dear Mr. Irwin:

We have read Item 4 included in the attached Form 8-K dated June 18, 1996 of Great Falls Bancorp to be filed with Securities and Exchange Commission and are in agreement with the statements contained herein.




Very truly yours,



\s\ Arthur Andersen LLP